State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 11/18/2004
FILED 05:05 PM 11/18/2004
SRV 040835003 - 3883791 FILE

CERTIFICATE OF INCORPORATION

OF

THE OLB GROUP, INC.

THE OLB GROUP, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

ARTICLE I

The name of the corporation (hereinafter called the "Corporation") is THE OLB GROUP, INC.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 million shares, consisting of (1) 50 million shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (2) 200 million shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or Common Stock voting separately as a class shall be required therefor.

SECTION 2. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences

and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock or Preferred Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock or any class or series of Preferred Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding class or series of Preferred Stock or Common Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

SECTION 1. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or

as otherwise provided in the By-laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation. Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

ARTICLE VI

Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called (i) by stockholders holding 25% or more of the issued and outstanding stock, with voting power, of the Corporation, (ii) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or (iii) as otherwise provided in the By-laws of the Corporation.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation.

ARTICLE VIII

The Board of Directors may create and issue options and/or warrants to purchase the corporation's Common Stock. The shares of stock so optioned or warranted may be unissued, or issued and reacquired shares of Common Stock of the corporation, as shall be determined by the Board of Directors, and the Board shall have power to take all action necessary and appropriate in connection with any such issuance or sale of shares. The options and/or warrants shall be evidenced by such instruments as shall be approved by the Board of Directors. The terms upon which, the time or times at or within which, and the consideration for which such options or warrants may be issued, and for which any shares of stock may be issued or sold by the corporation upon the exercise of such Options or warrants, shall be such as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such options or warrants and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such options or warrants. The judgment of the Board of Directors as to the consideration and sufficiency thereof for the issuance of such options or warrants and for the issuance or sale of stock pursuant to the exercise thereof shall be conclusive.

ARTICLE IX

The corporation is to have perpetual existence.

ARTICLE X

To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, said THE OLB GROUP, INC. has caused this certificate to be signed by Ronny Yakov, its Incorporator, this 18th day of November, 2004.

By: /s/ Ronny Yakov, Incorporator

The OLB Group, Inc.
1120 Avenue of the Americas
Forth Floor
New York, NY 10036

Ronny Yakov

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:28 PM 01/07/2005
FILED 01:17 PM 01/07/2005
SRV 050015903 - 3883791 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF OLB.COM (ON-LINE BUSINESS), INC. INTO THE OLB GROUP, INC.

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST: That the name of the surviving corporation is The OLB Group, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is OLB.com (ON-LINE BUSINESS), Inc., a New York corporation.

SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the Delaware General Corporation Law.

THIRD: That the name of the surviving corporation is The OLB Group, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of The OLB Group, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the authorized capital stock of OLB.com (ON-LINE BUSINESS), Inc., the foreign corporation which is a party to the merger, is as follows:

Class	Number of Shares	Par Value per share
Common	20,000,000	$.01
Preferred	2,000,000	$.01

SIXTH: That for accounting purposes only, the effective date of the merger is November 11, 2004.

SEVENTH: That the executed Agreement and Plan of Merger is on file at 1120 Avenue of the Americas, Fourth Floor, New York, NY 10036, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 20 day of November, 2004.

By: ________________________________

Authorized Officer

Ronny Yakov

Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:02 PM 10/12/2011
FILED 05:22 PM 10/12/2011
SRV 111095529 - 3883791 FILE

STATE *of* DELAWARE
CERTIFICATE *of* AMENDMENT
to the* CHARTER *of
THE OLB GROUP, INC.

The Corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

First: The name of this Corporation is The OLB Group, Inc.

Second: Article V, Section 1, the number of shares of common stock the Corporation is authorized to issue 200,000,000 shares and the Corporation's Certificate of Incorporation is hereby amended to change the par value of each share of the Corporation's authorized common stock to $0.0001 from $0.01

Third: Article V, Section 4, the Corporation's Certificate of Incorporation is here by amended to provide that the Corporation's 128,396,599 shares of common stock issued and outstanding on the date hereof are hereby reduced to 6,419,830 shares, subject to adjustment for fractional shares (i) rounding up when a fractional share is held by a stockholder who owns at least one whole share following such reduction, and (ii) cancellation when a fractional share is the only interest held by a stockholder.

Fourth: The foregoing amendments to the Corporation's certificate of incorporation were duly adopted and approved, upon the recommendation of the board of directors by written consent of the holders of a majority of the issued and outstanding shares of the Corporation's common stock, being sufficient for all purposes, all in accordance with 8 Del. C. §242.

I, The Undersigned, for the purpose of amending the corporation's certificate of incorporation under the laws of the State of Delaware, does make, file and record this Certificate of Amendment, and does certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 12 day of October, A.D. 2011.

By: ______________________________
Ronny Yakov, Chief Executive Officer
Hereunto duly authorized.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 11/08/2019
FILED 04:22 PM 11/08/2019
SR 20198001081 - File Number 3883791

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE OLB GROUP, INC.

The undersigned, for the purposes of amending the Certificate of Incorporation of The OLB Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the "Board") duly adopted by written consent filed with the minutes of the Board in accordance with Section 141(f) of the DCGL on October 4, 2019, a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said Corporation to consummate a reverse stock split of the Corporation's common stock, par value $0.01 per share (the "Common Stock") and to add a new Article XI of the Certificate of Incorporation of said Corporation.

SECOND: That upon the effectiveness of this Certificate of Amendment (the "Split Effective Time") each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each thirty (30) shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.

THIRD: That upon the effectiveness of this Certificate of Amendment, there shall be a new Article XI of the Certificate of Incorporation of said Corporation as follows:

"ARTICLE XI

The Corporation, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("DGCL"), shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including, without limitation, attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby. Any repeal or modification of this Article XI by the stockholders of the Corporation or any repeal or modification of the relevant provisions of the DGCL shall not adversely affect any right or protection of a person or entity entitled to indemnification hereunder with respect to events occurring prior to the time of such repeal or modification. For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries and agents, so that any person or entity who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as he, she or it would have with respect to such constituent corporation if its separate existence had continued. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person or entity may have or hereafter acquire under any statute, provision of this certificate of incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise."

FOURTH: That in lieu of a meeting and vote of the stockholders of the Corporation (the "Stockholders"), the Stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

FIFTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

SIXTH: The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard Time on Tuesday, November 12, 2019.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 8th day of November, 2019.

THE OLB GROUP, INC

/s/ Ronny Yakov
Name: Ronny Yakov
Title: Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

The OLB Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the corporation is The OLB Group, Inc. (the "Company").

2. That a Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate") was filed with the Secretary of State of Delaware on November 8, 2019 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy of said Certificate is as follows: The par value of the Company's common stock was incorrectly stated.

4. Article FIRST of the Certificate is corrected to read as follows: "FIRST: The Board of Directors of the Corporation (the "Board") duly adopted by written consent filed with the minutes of the Board in accordance with Section 141(f) of the DCGL on October 4, 2019, a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said Corporation to consummate a reverse stock split of the Corporation's common stock, par value $0.0001 per share (the "Common Stock") and to add a new Article XI of the Certificate of Incorporation of said Corporation."

IN WITNESS HEREOF, said corporation has caused this Certificate of Correction to be filed on this 14th day of November, 2019.

THE OLB GROUP, INC.

By: ______________________
Name: Ronny Yakov
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:37 AM 11/14/2019
FILED 09:37 AM 11/14/2019
SR 20198075924 - File Number 3883791